EXHIBIT 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Packey Velleca

Sales Director, GE Aviation

One Neumann Way

Cincinnati, OH 45215

AMENDED AND RESTATED LA13-1

dated March 20, 2020

LETTER AGREEMENT NO. 13

TO GTA No. CF34-0801-055

WHEREAS, General Electric Company, acting through its GE-Aviation business unit (hereinafter individually referred to as “GE”), and Mesa Air Group, Inc. (hereinafter individually referred to as “Airline”) (GE and Airline being hereinafter collectively referred to as the “Parties”) have entered into General Terms Agreement CF34-0801-055 dated November 15, 2002, and all of its subsequent amendments (hereinafter collectively referred to as “GTA”); and

WHEREAS Airline and GE have entered into Letter Agreement No. 13 to the GTA, dated December 11, 2019, (“LA13”); and

WHEREAS Airline and GE desire to amend and restate LA13, and refer to as “LA No. 13- 1” (“Agreement”); and

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree to all of the following:

1.	The Effective Date of this Agreement is the date this Agreement is executed by both Parties.
2.

Sale and Delivery. Airline agrees to purchase and take delivery of (20) new spare CF34-8C5 engines (“New Engine”) from GE according to the delivery schedule set forth in Attachment A hereto (the “Delivery Schedule”).

3.

Special Discount. GE agrees to provide Airline with a special price for the New Engines, equal to [***] off the price listed in Attachment C, and subject to escalation in accordance with Attachment D. GE and Airline agree this selling price, compared to the list price in calculated in accordance with Attachments C & D, shall be considered a Special Allowance for the purposes of the terms and conditions contained in Attachment B.

4.	Special Payment Terms for Spare Engines. GE and Customer agree to modify the payment terms in Exhibit C of the GTA for these New Engines as follows:

LA13-1GE PROPRIETARY INFORMATION

a.	Purchase Order. Customer shall provide a Purchase Order to GE in accordance with the “PO Date” in Attachment A.
b.

Deposit. Customer shall pay a pre-delivery deposit of [***] of the New Engine base price listed in Attachment C in accordance with the “PDP Payment Date” in Attachment A, paid by wire transfer, and payable upon issuance of invoice.

GE and Customer agree that as of the Effective Date, Customer has not made any progress payments or payments of any kind for New Engines purchased under this LA13-1.

GE and Customer agree that any and all progress payments previously made under LA13 shall be retained by GE and used toward the purchase of engine in LA12-1 in accordance with the terms and conditions in LA12-1, and such payments shall not be considered as progress payment or payment of any kind for any of the New Engines in this LA13-1.

c.	Final Invoice. Customer shall pay the balance due at time of Delivery, paid by wire transfer.
5.	[***]
6.	If between the Effective Date and December 31, 2021 Airline sells, transfers title or subleases a New Engine, Airline agrees to provide GE with the first right to each of the (20) New Engines.
7.	[***]

The obligations set forth in this Agreement are in addition to the obligations set forth in the GTA. In the event of conflict between the terms of this Agreement and the terms of the GTA, the terms of this Agreement shall take precedence. Terms which are capitalized but not otherwise defined herein shall have the meaning given to them in Article I of the GTA.

Confidentiality of Information. This Agreement contains information specifically for Airline and GE, and nothing herein contained shall be divulged by Airline or GE to any third person, firm or corporation, without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; except (i) that Airline’s consent shall not be required for disclosure by GE of this Agreements, to an Engine program participant, joint venture participant, engineering service provider or consultant to GE so as to enable GE to perform its obligations under this Agreement or to provide informational data; (ii) to the extent required by Government agencies, by law, or to enforce this Letter Agreement; and (iii) to the extent necessary for disclosure to the Parties’ respective insurers, accountants or other professional advisors who must likewise agree to be bound by the provisions of this paragraph. In the event (i) or (iii) occur, suitable restrictive legends limiting further disclosure shall be applied. In the event this Letter Agreement, or other GE information or data is required to be disclosed or filed by government agencies by law, or by court order, Airline shall notify GE at least thirty (30) days in advance of such disclosure or filing and shall cooperate fully with GE in seeking confidential treatment of sensitive terms of this Agreement.

LA13-1GE PROPRIETARY INFORMATION

MESA AIR GROUP, INC Signature:/s/ Brian S. Gillman Name:Brian S. Gillman Title:EVP & General Counsel Date:March 25, 2020	GENERAL ELECTRIC CO. Signature:/s/ Michael P. Munz Name:Michael P. Munz Title:GM – N. American Sales Date:March 26, 2020

LA13-1GE PROPRIETARY INFORMATION

ATTACHMENT A

Spare Engine Delivery Schedule

Spare Engine Ref No.	Engine Type	PO Date	PDP Payment Date	Delivery Date
1	CF34-8C5	Effective date	[***]	Apr, 2021
2	CF34-8C5	Effective Date	[***]	Apr, 2021
3	CF34-8C5	Effective Date	[***]	May, 2021
4	CF34-8C5	Effective Date	[***]	May, 2021
5	CF34-8C5	Effective Date	[***]	May, 2021
6	CF34-8C5	Effective Date	[***]	Jun, 2021
7	CF34-8C5	Effective Date	[***]	Jun, 2021
8	CF34-8C5	Effective Date	[***]	Jun,2021
9	CF34-8C5	Jan 1, 2020	[***]	Jul, 2021
10	CF34-8C5	Feb 1, 2020	[***]	Jul, 2021
11	CF34-8C5	Mar 1, 2020	[***]	Jul, 2021
12	CF34-8C5	Apr1,2020	[***]	Aug, 2021
13	CF34-8C5	May 1, 2020	[***]	Aug, 2021
14	CF34-8C5	Jun 1, 2020	[***]	Aug, 2021
15	CF34-8C5	Jul 1,2020	[***]	Sep, 2021
16	CF34-8C5	Aug 1, 2020	[***]	Sep,2021
17	CF34-8C5	Sep 1, 2020	[***]	Sep,2021
18	CF34-8C5	Oct 1, 2020	[***]	Sep, 2021
19	CF34-8C5	Nov 1, 2020	[***]	Dec, 2021
20	CF34-8C5	Dec 1, 2020	[***]	Dec, 2021

LA13-1GE PROPRIETARY INFORMATION

ATTACHMENT B

CONDITIONS FOR SPECIAL ALLOWANCES/DELAY/CANCELLATION

1.	Termination of Special Allowances

For the avoidance of doubt, it is understood that GE shall have no further obligation beyond the Expiration Date to provide any of such Special Allowances which were not provided to Airline, through no fault of GE.

2.	Adjustment of Allowances

[***]

3.	Assignability of Allowance

Any allowance described herein is exclusively for the benefit of Airline and is not assignable without GE’s written consent.

4.	Set Off for Outstanding Balance

GE shall be entitled, with five (5) days prior written notice, to set off any outstanding obligation and amounts that are due and owing from Airline to GE (and not subject to a good faith dispute) for goods or services (whether or not in connection with this Letter Agreement and/or GTA), against any amount payable by GE to Airline in connection with this Letter Agreement and/or GTA.

5.	Cancellation Spare Engines

Airline recognizes that harm or damage will be sustained by GE if Airline fails to accept delivery of the Spare Engines when duly tendered. Within thirty (30) days of any such cancellation or failure to accept delivery occurs, Airline shall remit to GE a minimum cancellation charge equal to [***] of the Engine price, determined as of the date of scheduled Engine delivery to Airline. Further GE reserves the right to terminate this agreement, in part or in whole, if the PDP Payment is not paid in accordance with the schedule in Exhibit A.

The parties acknowledge such minimum cancellation charge to be a reasonable estimate of the minimum harm or damage to GE in such circumstances. If any such cancellation or failure occurs with less than such twelve (12) months prior written notice, GE shall also retain all remedies in law and equity available to GE for damages in excess of such minimum cancellation charge.

GE shall retain any progress payments or other deposits made to GE for any such Engine. Such progress payments will be applied first to the minimum cancellation charge for such Engine and, in circumstances described in the last sentence of the preceding paragraph, then to any further damages sustained by GE as a result of such cancellation or failure to accept delivery. Progress payments held by GE in respect of any such Engine which are in excess of such

LA13-1

GE PROPRIETARY INFORMATION

amounts will be refunded to Airline, provided Airline is not then in arrears on other amounts owed to GE.

6.	Delay Charge for Spare Engines

In the event Airline delays the scheduled delivery date of a Spare Engine for a period, or cumulative period, of more than [***], such delay shall be considered a cancellation and the applicable provisions hereof regarding the effect of cancellation shall apply.

7.	Offset Requirements

Any allowance described herein is predicated on the assumption that no offset or countertrade requirement will be imposed on GE. If such requirement is imposed, then GE reserves the right to reduce the allowance commensurate with the cost to GE of performing such offset or countertrade obligation(s).

LA13-1

GE PROPRIETARY INFORMATION

ATTACHMENT C

BASE PRICES FOR SPARE ENGINES
ItemList Base Price2019 US Dollars1.Spare CF34-8C5 engine, bare[***]

A.Base prices are effective for basic Spare Engines delivered to Airline by GE on or before December 31, 2020. The base prices are for delivery Ex Works, Evendale, Ohio, or point of manufacture, and Airline shall be responsible, upon delivery, for the payment of all taxes, duties, fees or other similar charges.

B.The selling price of basic Spare Engines delivered after December 31, 2020 above shall be the base price then in effect, which base price shall be subject to adjustment for escalation in accordance with GE’s then-current escalation provisions.

C.The selling price of Engine Build Up hardware, if any such hardware is ordered, will be based on GE’s then-current price and is not subject to the escalation provisions set forth herein.

LA13-1

GE PROPRIETARY INFORMATION

ATTACHMENT D

ESCALATION

I.

The base value for the guarantees and other prices expressed in applicable U.S. base year dollars are subject to escalation and shall be adjusted effective January 1st of the year following the applicable base year and January 1st of each calendar year thereafter pursuant to the provisions of this Attachment D.

II.	The following three average indices as published in December of the year prior to the applicable guarantee or price year shall be used to determine the amount of adjustment upward or downward:

A.

The four quarter average discussed below of the "ECI 336411W" or "NAICS Code 336411" (BLS code: CIU2023211000000I)," as published by the U.S. Department of Labor, Bureau of Labor Statistics, to the second decimal place.

B.

The twelve-month average discussed below of the wholesale price index for "Industrial Commodities," Codes 03 through 15 (BLS code: wpu03thru15), as published by the Bureau of Labor Statistics, to the second decimal place.

C.

The twelve-month average discussed below of the wholesale price index for "Metals and Metal Products," Code 10 (BLS code:  wpu10), as published by the Bureau of Labor Statistics,  to the second decimal place.

III.

The index described in Paragraph II.A above is published on a quarterly basis and the indices described in Paragraphs II.B and II.C above are published on a monthly basis. The four quarter average for the index described in Paragraph II.A above and the twelve month average for each index described in Paragraphs II.B and II.C above shall be determined for the base and current years. The base year shall be the twelve months ended September for the year preceding the base year as defined in the relevant section of this Agreement. The current year shall be the twelve months ended September of the year preceding the year in which the guarantee, rate, or price applies. Following is the methodology which shall be used to calculate the average indices described in Paragraphs II.A, II.B, and II.C for a particular twelve-month period with respect to the base year or relevant current year (the "Calculation Twelve Month Period"):

A.	The "four quarter average" described in Paragraph II.A above shall be determined by averaging the index for each of the four quarters contained within the Calculation Twelve Month Period.

B.	The "twelve-month average" described in Paragraphs II.B and II.C above shall be

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GE PROPRIETARY INFORMATION

determined by averaging the index for each of the twelve months contained within the Calculation Twelve Month Period.

IV.

Values for guarantees and prices in any calendar year subject to this clause shall be adjusted by the average of the percentage change in each average index described above for the current over the base year.

Example - determine base price or guarantee rate for 2007 with a base year of 2006:

Escalation IndicesWeighting		Base Indices	Current Indices	Percent Changes	Weighted
1. Labor	33.3%	97.95	101.80	3.93%	1.31%
2. Metals	33.3%	159.18	165.81	4.17%	1.39%
3. Industrial Commodities	33.3%	156.18	169.25	8.37%	2.79%

Total Escalation5.5%

Assume a base price or guarantee rate in 2006 $ of 100.

Calculate 2007 price or guarantee rate= $100 X [1.055] = $105.50.

V.	The guarantee rate or price shall be final and will not be subject to further adjustments in the indices. In no event shall the invoice price be lower than the base price.

VI.

In determining the adjustment to be added to the guarantee rate or price, the total escalation percent increase shall be calculated to the nearest one-tenth of one percent.  If the next succeeding decimal place is five or more, the preceding decimal figure shall be raised to the next higher figure. If the next succeeding decimal place is four or less, the preceding decimal figure shall be kept  at its then current figure.

VII.

In the event that the indices specified herein are discontinued, or the basis of their calculation is modified, equivalent indices shall be substituted by GE to reflect increases in labor and material costs up to the September of the year prior to scheduled delivery of the Products.

VIII.	In the event the U.S. Bureau of Labor Statistics publishes indexes using a new base year, then the escalation shall be computed using such new indices.

LA13-1

GE PROPRIETARY INFORMATION